Exhibit 10.2
COMVERGE, INC.

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (the “Agreement”), effective as of June 11, 2010, is by and between COMVERGE, INC., a Delaware corporation (“Comverge”) and PROJECTS INTERNATIONAL, INC., a District of Columbia corporation (“Licensee”).

BACKGROUND

COMVERGE and Licensee have entered into a Joint Venture Master Agreement, dated as of the date of this Agreement (the “Master Agreement”).  Under the Master Agreement, COMVERGE and Licensee have agreed to identify and jointly pursue Projects to provide demand response, smartgrid and energy efficiency projects to customers in the Territory (as defined in the Master Agreement).

COMVERGE is the owner by reason of applications and registrations thereof and the extensive use of various service marks, trademarks, company names, trade names, trade dress, and trading styles, as shown in Schedule A (the “COMVERGE Marks”).

Licensee desires to use the COMVERGE Marks in the conduct of the Business contemplated under the Master Agreement (the “Licensed Activities”).  Under the terms of the Master Agreement, COMVERGE agreed to provide to Licensee the license rights with respect to the COMVERGE Marks necessary to permit the conduct of the Business.

Capitalized terms used in this Agreement without definition have the meaning specified in the Master Agreement.

For and in consideration of the mutual promises, covenants and obligations set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
COMVERGE hereby grants to the Licensee a non-exclusive, non-assignable, sublicensable, royalty-free license to use the COMVERGE Marks in the Territory solely in connection with the Licensed Activities.  “Territory” has the meaning specified in the Master Agreement.  This Agreement will continue in effect with respect to each of the Country Groups within the Territory for the period specified in Section 11 of the Master Agreement.   If a country is removed from the Territory in accordance with the provisions of the Master Agreement, then that country will automatically be deemed removed from the Territory under this Agreement.

2.
Licensee shall have the right to sublicense the COMVERGE Marks, which sublicense shall be subject to the terms and provisions of this Agreement, in accordance with the terms contained in this Agreement.  For any sublicense of the COMVERGE Marks, Licensee shall be responsible for ensuring that the sublicensee has confirmed in writing its acceptance of and agreement to comply with the terms of this Agreement prior to any use of the COMVERGE Marks by a sublicensee.  Any such sublicense will be subject to the prior written approval of COMVERGE, in its sole discretion.

3.
Licensee hereby acknowledges that COMVERGE is authorized to license the COMVERGE Marks, and that Licensee has not acquired any ownership interest in the COMVERGE Marks and will not acquire any ownership interests in the COMVERGE Marks by reason of this Agreement.  All use of the COMVERGE Marks by Licensee or its sublicensees shall be solely for the benefit of COMVERGE, and the goodwill accrued to Licensee or its sublicensees arising from use of the COMVERGE Marks shall accrue solely to COMVERGE.

4.
Licensee shall not perform any act, and shall use its best efforts not to permit any act to be done, that would or may impair the rights of COMVERGE in and to the COMVERGE Marks or jeopardize or invalidate any registration or any application for registration of the COMVERGE Marks by COMVERGE, nor perform any act that may assist or give rise to an application to remove any of the COMVERGE Marks from the Register or that may prejudice the right or title of COMVERGE to any of the COMVERGE Marks.

5.
Licensee agrees that it shall use the COMVERGE Marks without alteration or modification.  Licensee shall use the COMVERGE Marks in connection with the Licensed Activities in accordance with the instructions of COMVERGE and shall use the COMVERGE Marks with uniform quality which is satisfactory to COMVERGE or as specified by COMVERGE.  Licensee shall permit authorized representatives of COMVERGE to inspect and examine, during business hours upon reasonable notice, the offices and facilities of Licensee to review any items and advertisements bearing the COMVERGE Marks, at any time, so as to determine whether Licensee is conducting the Licensed Activities under the COMVERGE Marks consistent with the quality standards and specifications promulgated by COMVERGE.  COMVERGE may request samples of the items and advertisements at least on an annual basis (or more frequently, as determined by COMVERGE), and Licensee agrees to provide such samples to COMVERGE.  COMVERGE shall advise Licensee of any discrepancies in quality or adherence to specifications, and Licensee, upon receipt of such notification, hereby agrees to promptly correct any discrepancies to the satisfaction of COMVERGE.  Licensee shall bear the reasonable costs of such inspection or as mutually agreed upon by the parties hereto.

6.	Trademark Usage

A.	Licensee shall furnish to COMVERGE annually (or more frequently if requested by COMVERGE), a list of all sublicensees. Such list shall include the name and address of each sublicense.

B.	Licensee shall use the COMVERGE Marks in strict accordance with the latest version of the COMVERGE Branding Guidelines provided by COMVERGE, a copy of which Licensee acknowledges receipt.

C.
Upon termination of this Agreement, or upon transfer of any branded property to a third party for any reason (sale, destruction, grant), all COMVERGE-branded property must be fully neutralized of the COMVERGE brand, whereby Licensee must destroy all COMVERGE decals and other lettering.

7.
Licensee agrees and acknowledges that it will not adopt, use, or register any domain name, trademark, service mark, certification mark or other designation similar to, or containing in whole or in part, the COMVERGE Marks.  COMVERGE shall have the sole right to and in its sole discretion may commence, prosecute or defend and control any action concerning the COMVERGE Marks.

8.
Licensee agrees that it shall use its best efforts to monitor the use of the COMVERGE Marks by its sublicensees.  Licensee shall provide written notice to COMVERGE of any violation of this Agreement by a sublicensee within ten (10) Business Days of discovery of such violation.  Licensee shall take all reasonable steps to require its sublicensees to cease and desist any use of COMVERGE Marks that violates this Agreement.  If Licensee is not able to remedy the violation of this Agreement within one (1) month of the discovery of such violation, COMVERGE shall have the right to take any legal enforcement action it deems necessary to remedy the violation of this Agreement, and Licensee agrees to terminate the sublicense agreement with the offending sublicensee immediately.

9.	Licensee shall provide written notice to COMVERGE of any infringement of the COMVERGE Marks by any party of which Licensee becomes aware.

10.
COMVERGE may terminate this Agreement at any time, upon thirty (30) days’ notice to the Licensee.  In addition, if COMVERGE in its sole discretion believes that the COMVERGE Marks are being improperly used by Licensee, COMVERGE may immediately terminate this Agreement.

11.
Upon the expiration or termination of this Agreement for any reason whatsoever Licensee shall notify its sublicensees and both Licensee and sublicensees shall immediately cease any use of the COMVERGE Marks, or any depiction thereof, in any form and for any purpose whatsoever and shall immediately return to COMVERGE any advertising, promotional or printed materials bearing any the COMVERGE Marks.

12.
COMVERGE shall not be liable to Licensee or its sublicensees for damages, losses or expenses of any kind caused by or related to the non-renewal or termination of this Agreement, including (i) loss of prospective profits and (ii) expenses, investments and commitments incurred in connection with this Agreement.

13.
In the event of termination or non-renewal for any reason of this Agreement, Licensee shall cooperate fully with COMVERGE and shall not prevent or attempt to prevent or otherwise impede (whether through action or inaction) COMVERGE from operating in the Territory itself or through any other entity, or entering into a relationship, and working with, an entity other than Licensee or its sublicensees.  Licensee and its sublicensees shall not prevent or attempt to prevent any new service provider, distributor, or partner of COMVERGE from using any of the COMVERGE Marks or registering itself as a licensee of the COMVERGE Marks.

14.
The Parties agree that all questions as to validity, construction and performance of this Agreement shall be governed by the laws of the United States of America and the laws of the State of Delaware, applicable to contracts wholly to be performed in said state.  Subject to the terms of this section, the Parties further agree that all disputes which may arise under, out of or in connection with or in relation to this Agreement, which cannot be resolved by negotiation between the parties, shall be resolved in accordance with the provisions of Section 27 of the Master Agreement.

15.
COMVERGE and Licensee shall execute and do, and shall procure all other necessary persons to execute and do, all documents, acts and things as may be necessary or desirable for giving effect to this Agreement.

16.
Nothing herein contained shall be construed to place COMVERGE and Licensee in a relationship as partners, joint venturers, employer and employee, or principal and agent respectively, and Licensee shall have no power to obligate or bind COMVERGE in any manner whatsoever.

17.
Licensee shall have no right to make an assignment of this Agreement unless such assignment shall first be approved in writing by COMVERGE, in its sole discretion.  If any transfer of Licensee’s interest in this Agreement shall be made by sale of any part of Licensee’s business or assets or by execution or similar legal process, or if a petition is filed by or against Licensee to adjudicate Licensee a bankrupt or insolvent under the law, or if a receiver or trustee is appointed for the Licensee’s business or assets, or if a petition is filed by or against Licensee under any provision of law for a corporate reorganization or any arrangement with Licensee's creditors, or if in any manner the interest of Licensee under this Agreement shall pass to another by the operation of law, then, in any of said events Licensee shall be deemed to have committed a material breach of this Agreement and this Agreement shall terminate automatically.

18.
Any notices or other communications required to be given by either Party pursuant to this Agreement must be in writing and shall be considered to have been given (i) when received if personally delivered, (ii) on the date of transmission if sent by facsimile and confirmed by telephone and by electronic facsimile confirmation, or (iii) the next Business Day if sent via nationally recognized commercial delivery service.

A.	For the purpose of notices, the addresses of the Parties are as follows:

Comverge:

Comverge, Inc.
5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  Chief Financial Officer

with a copy to :

5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  General Counsel

and

King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
Attention: William G. Roche

Licensee :
Projects International, Inc.
888 17th Street NW
Suite 1250
Washington, D.C. 20006
Attention: Chief Financial Officer

or to another person or address as either COMVERGE or Licensee may designate for itself by notice given to the other Party in the manner described above.

19.	Amendments to this Agreement or its Schedule may be made only by a written agreement and signed by each of the Parties.

20.	The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

21.
This Agreement and the Schedule attached hereto constitute the entire contract between the Parties with respect to the subject matter of this Agreement and supersede all previous oral and written agreements, contracts, understandings, and communications of the Parties in respect of the subject matter of this Agreement. The headings to Articles are for ease of reference only and shall have no legal effect.  As used in this Agreement, “including” means, in each instance, “including without limitation”.

22.
Failure or delay on the part of either Party to exercise any right, power, or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude exercise of any other right, power, or privilege.

23.
If any provisions of this Agreement are determined to be illegal or unenforceable in any respect, the Parties will use good faith efforts to agree upon the modifications to be made to this Agreement; provided, however, that if the Parties shall fail to agree, then this Agreement shall be considered divisible as to such provision, which shall be inoperative, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement on the dates indicated below.

COMVERGE, INC.

By:  /s/ Michael Picchi

Name:   Michael Picchi

Title: EVP-CFO

Dated: June 11, 2010

[NOTARY]

PROJECTS INTERNATIONAL, INC.

By:  /s/ Peter Young

Name: Peter Young

Title: President

Dated: 6/11/10

[NOTARY]                                           District of Columbia: SS
[NOTARY STAMP]                                                                Subscribed and Sworn to before me, in my presence,
This 11th day of June, 2010
  /s/ Wanda P. Cross
Wanda P. Cross, Notary Public, D.C.
My Commission Expires 5-14-2013

SCHEDULE A

COMVERGE MARKS

COMVERGE

APOLLO